UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2019

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
2351 J Lawson Boulevard, Orlando, Florida (Address of principal executive offices)	32824 (Zip Code)

Registrant's telephone number, including area code (800) 645-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

On April 29, 2019, the Company issued a press release announcing a realignment of its business which is expected to result in predominantly non-cash impairment and restructuring charges in its Fiscal 2019 fourth quarter, a new segment reporting structure for Fiscal 2020, and an increase in the Company’s stock repurchase program to three million shares. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under Item 8.01, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 29, 2019, relating to VOXX International Corporation's restructuring and stock repurchase program (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: May 3, 2019
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer